FREE WRITING PROSPECTUS


                               IndyMac MBS, Inc.
                                   Depositor

                          [IndyMac Bank, F.S.B. LOGO]

                          Seller and Master Servicer

                    Residential Asset Securitization Trust Certificates
                             (Issuable in Series)
                         Distributions payable monthly


Consider         The Trusts
carefully the
risk factors     Each Residential Asset Securitization Trust will be established to hold
beginning on     assets in its trust fund transferred to it by IndyMac MBS, Inc.  The
page S-7 in      assets in each trust fund will be specified in the prospectus supplement
this free        for the particular trust and will generally consist of first lien mortgage
writing          loans secured by one- to four-family residential properties.  The mortgage
prospectus and   loans will have been purchased by IndyMac MBS, Inc. from IndyMac Bank,
on page 4 in     F.S.B. The mortgage loans will be master serviced by IndyMac Bank, F.S.B.
the
accompanying     The Certificates
prospectus
attached         IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus
hereto as        supplement.  The certificates will be grouped into one or more series,
Exhibit A.       each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund.  A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.


THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-127556. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

ALTHOUGH A REGISTRATION STATEMENT (INCLUDING THE PROSPECTUS) RELATING TO THE SECURITIES DISCUSSED IN THIS FREE WRITING PROSPECTUS HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE, THE FINAL PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES DISCUSSED HEREIN HAS NOT BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PROSPECTIVE PURCHASERS ARE REFERRED TO THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES DISCUSSED IN THIS COMMUNICATION FOR DEFINITIVE INFORMATION ON ANY MATTER DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               December 19, 2005

                               Table of Contents


Free Writing Prospectus..........................Page
Summary...........................................S-3
Risk Factors......................................S-7
The Mortgage Pool................................S-20
Servicing of the Mortgage Loans..................S-25
Description of the Certificates..................S-28
Yield, Prepayment and Maturity Considerations....S-45
Credit Enhancement...............................S-48
Tax Consequences.................................S-49
ERISA Considerations.............................S-49
Index of Defined Terms...........................S-51
Exhibit A

Prospectus                                       Page
----------                                       ----
   Important Notice About Information in this
      Prospectus and Each Accompanying
      Prospectus Supplement...........................3
   Risk Factors.......................................4
   The Trust Fund....................................14
   Use of Proceeds...................................24
   The Depositor.....................................24
   Mortgage Loan Program.............................24
   Description of the Certificates...................27
   Credit Enhancement................................39
   Yield and Prepayment Considerations...............44
   The Pooling and Servicing Agreement...............45
   Certain Legal Aspects of the Mortgage Loans.......59
   Material Federal Income Tax Consequences..........65
   State Tax Considerations..........................87
   ERISA Considerations..............................87
   Legal Investment..................................90
   Method of Distribution............................91
   Legal Matters.....................................91
   Financial Information.............................92
   Rating............................................92
   Index of Principal Terms..........................93

                                    Summary

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE OFFERING TRANSACTIONS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THE TERMS OF EACH SERIES AND EACH OF THE CLASSES IN A SERIES HAVE NOT YET BEEN DETERMINED. THE CERTIFICATES IN AN OFFERING AND THE OTHER CIRCUMSTANCES OF THE OFFERING THAT HAVE NOT YET BEEN SPECIFIED WILL BE FULLY DESCRIBED IN A PROSPECTUS SUPPLEMENT WHEN IT IS AVAILABLE. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE FREE WRITING PROSPECTUS, THE ACCOMPANYING PROSPECTUS, AND, WHEN AVAILABLE, THE PROSPECTUS SUPPLEMENT RELATING TO THE APPLICABLE SERIES OF CERTIFICATES CAREFULLY.

The Certificates

The certificates being offered in a series will be specified in the related prospectus supplement. The assets of a particular trust fund will support both the offered certificates and other classes of certificates.

The Mortgage Loans

The mortgage pool securing the certificates will consist of fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor from the seller.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

IndyMac MBS, Inc. is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Seller and Master Servicer

IndyMac Bank, F.S.B.

Trustee

Deutsche Bank National Trust Company.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that trust fund on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related pre-funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that trust. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the pre-funding period.

Because some of the mortgage loans in a trust fund may not be acquired by the trust fund until after the closing date for that trust fund, there may not be sufficient interest collections from the mortgage loans in that trust fund to pay all the interest due on the related certificates during the pre-funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date of that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of the Third Party Insurer" in this free writing prospectus.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of a month. If the 25th day of a month is not a business day, then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Book-Entry Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the accompanying prospectus.

Optional Termination of the Trust Fund

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to a specified percentage of the aggregate stated principal balance of the mortgage loans as of the applicable cut-off date.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

     o the subordination of one or more classes of the certificates of the series,

     o the preferential allocation of prepayments on the mortgage loans to the senior certificates in order to increase the level of subordination in the trust fund,

     o    overcollateralization,

     o    excess interest,

     o    letter of credit,

     o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

     o    surety bond,

     o    bankruptcy bond,

     o    special hazard insurance policy,

     o    guaranteed investment contract,

     o    one or more reserve funds,

     o    one or more derivative contracts,

     o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

     o    cross-collateralization feature, or

     o another method of credit enhancement described in the prospectus supplement.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the accompanying prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in pass-through rates on the certificates and/or interest rates on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

     o    one or more reserve funds,

     o    one or more derivative contracts,

     o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

     o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur that are not anticipated by the method of yield enhancement provided by the related trust fund, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the accompanying prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related trust fund (exclusive of rights under any trust assets specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the accompanying prospectus.

                                 Risk Factors

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 4 IN THE ACCOMPANYING PROSPECTUS.

Your Yield Will Be Affected by Prepayments     Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a
                                               prepayment on the certificates.

                                               The rate and timing of prepayments of the mortgage loans will affect the yields to maturity and weighted average lives of the related classes of certificates.

                                               Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the related classes of certificates.

                                               o  If you purchase your certificates at a discount or you
                                                  purchase principal only certificates and principal is repaid slower than you anticipate, then your yield may be lower
                                                  than you anticipate.

                                               o  If you purchase your certificates at a premium or you
                                                  purchase notional amount certificates and principal is
                                                  repaid faster than you anticipate, then your yield may be
                                                  lower than you anticipate.

                                               o  If you purchase notional amount certificates and principal is repaid faster than you anticipate, then you may not fully recover your initial investment.

                                               o  If so specified in the prospectus supplement relating to the applicable series of certificates, some or all of the
                                                  mortgage loans may require the borrower to pay a charge if the borrower prepays the mortgage loan during periods of up to five years after the mortgage loan was originated. A
                                                  prepayment charge may discourage a borrower from prepaying the mortgage loan during the applicable period. As specified in the prospectus supplement relating to any applicable
                                                  series of certificates, prepayment charges may be
                                                  distributed to specified classes of certificates and may not be distributed to the holders of other classes of
                                                  certificates.

                                               o  If mortgage loans with relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates may be reduced and your yield may be lower than you anticipate.

Your Yield May Be Affected by the Interest     If so specified in the prospectus supplement relating to the
Only Feature of Some of the Mortgage Loans     applicable series of certificates, some or all of the mortgage loans may require monthly payments of only accrued interest for a period of up to fifteen years after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make



                                                     S-7

                                               monthly payments sufficient to amortize the loan over its
                                               remaining term. These loans are sometimes referred to as
                                               interest only loans. Interest only loans have only recently been originated in significant volumes. As a result, the
                                               long-term performance characteristics of interest only loans are largely unknown.

                                               Because interest only loans initially require only the payment of interest, a borrower who otherwise would not have qualified for a fully-amortizing interest only loan may be able to
                                               qualify for an interest only loan or a borrower may qualify to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

                                               Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

                                               o  no principal distributions will be made to
                                                  certificateholders from interest only loans during their
                                                  interest only period except in the case of a prepayment,
                                                  which may extend the weighted average lives of the
                                                  certificates,

                                               o  during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of
                                                  refinancing may be less than with a fully amortizing
                                                  mortgage loan,

                                               o  as the end of the interest only period approaches, an
                                                  interest only loan may be more likely to be refinanced in
                                                  order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

                                               o  interest only loans may be more likely to default than fully amortizing loans following the end of the interest only
                                                  period due to the increased monthly payment required to
                                                  amortize the loan over its remaining term, and

                                               o  if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.



                                                     S-8

If the Series Allows for the Purchase of       If a particular series of certificates employs a prefunding
Subsequent Mortgage Loans, There Is A          mechanism to purchase additional mortgage loans, the ability
Risk of Possible Prepayment Due to             of that trust fund to acquire subsequent  mortgage loans
Inability to Acquire Subsequent                depends on the ability of the seller to originate or acquire
Mortgage Loans                                 mortgage loans during the pre-funding period specified in the related prospectus supplement (which generally will not exceed
                                               90 days) and that meet the eligibility criteria for subsequent mortgage loans described therein. The ability of the seller to originate or acquire eligible subsequent mortgage loans will be affected by a number of factors, including prevailing interest rates, employment levels and economic conditions generally.

                                               If any of the amounts on deposit in the pre-funding account allocated to purchase subsequent mortgage loans cannot be used for that purpose, those amounts will be distributed to the senior certificateholders as a prepayment of principal on the first distribution date following the end of the pre-funding period.

                                               The ability of the trust fund to acquire subsequent mortgage loans with particular characteristics will also affect the size of the principal payment the related classes of senior
                                               certificates in that series.

The Yields on Floating Rate and Inverse        The pass-through rate on any class of floating rate certificates
Floating Rate Certificates Will Be Affected    for any distribution date will be equal to the value of the
by the Level of the Applicable Interest        applicable interest rate index plus any related margin, but may
Rate Index                                     be subject to a cap and/or floor. The pass-through rate on any class of inverse floating rate certificates for any
                                               distribution date will equal a specified fixed rate minus the related index, but may be subject to a cap and/or floor, which floor may be as low as 0%. For any such class of certificates your yield will be sensitive to:

                                               o  the level of the applicable interest rate index,

                                               o  the timing of adjustment of the pass-through rate on those certificates as it relates to the interest rates on the
                                                  related mortgage loans and

                                               o  other limitations on the pass-through rates of those
                                                  certificates as described further in the prospectus
                                                  supplement relating to the applicable series of
                                                  certificates.

                                               With respect to classes of adjustable rate certificates, the mortgage indices and the certificate indices will not be the same. Because the mortgage loans are fixed-rate mortgage loans, there will not be a correlation in movement between the
                                               interest rates on the mortgage loans and the pass-through rates of the related classes of certificates.

                                               While it may be intended that reductions in distributions of interest to a class of adjustable rate certificates by
                                               operation of the applicable net rate cap be offset by amounts allocable to the trust fund in respect of one or more forms of yield maintenance



                                                     S-9

                                               enhancement, we cannot assure you that any amounts will be available from those sources, or sufficient, to make any such distributions. In addition, to the extent that any such form of yield maintenance enhancement benefiting a class of
                                               certificates is derived from distributions otherwise payable to one or more other classes of certificates, investors in the certificates benefiting from the yield enhancement arrangement should consider the expected distributions otherwise
                                               distributable to those other classes of certificates, and
                                               investors in the classes of certificates providing the yield maintenance enhancement should consider the likelihood that amounts otherwise distributable on their certificates will be applied to provide yield enhancement to the benefited classes of certificates.

Subordinated Certificates Have A Greater       When certain classes of certificates provide credit enhancement
Risk of Loss Than Senior Certificates and      for other classes of certificates this is sometimes referred
Subordination May Not Be Sufficient to         to as "subordination." The subordination feature is intended to
Protect Senior Certificates from Losses        increase the likelihood that related senior certificateholders will receive regular distributions of interest and principal.

                                               If so specified in the prospectus supplement relating to the applicable series of certificates, credit enhancement in the form of subordination will be provided for the classes of
                                               certificates of that series, first, by the right of the holders of the classes of senior certificates to receive payments of principal on the mortgage loans prior to the related classes of subordinated certificates and, second, by the allocation of realized losses on the related mortgage loans to reduce the class certificate balances of the related classes of
                                               subordinated certificates, generally in the inverse order of their priority of distribution, before any realized losses on the related mortgage loans are allocated to one or more of the classes of senior certificates.

                                               You should fully consider the risks of investing in a class of subordinated certificates, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the
                                               subordination of the related classes of subordinated
                                               certificates may not be sufficient to protect the senior
                                               certificates from losses.

Risks Related to Allocations of Realized       After the credit enhancement provided by excess cashflow and
Losses on the Related Mortgage Loans           overcollateralization has been exhausted, or if the structure of the particular series does not provide for
                                               overcollateralization, collections on the mortgage loans
                                               otherwise payable to the related subordinated classes will comprise the sole source of credit enhancement for the senior certificates. Realized losses on the mortgage loans are
                                               allocated to the related classes of subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero. If the aggregate class certificate balance of the subordinated



                                                     S-10

                                               certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates and may result in the allocation of realized
                                               losses to one or more classes of senior certificates.



                                                     S-11

Excess Interest from the Mortgage Loans        The structure of a particular series may provide for credit
May Not Provide Adequate Credit                enhancement through overcollateralization. The amount by which
Enhancement in a Transaction Employing         the aggregate stated principal balance of the mortgage loans
Overcollateralization as a Feature             exceeds the aggregate class certificate balance of the related classes of certificates is called "overcollateralization." If the prospectus supplement for any applicable series of
                                               certificates indicates that credit enhancement for that series will be provided by overcollateralization, the initial level of overcollateralization (that is, the overcollateralization on the closing date) and the required level of
                                               overcollateralization will each be specified therein.
                                               Overcollateralization typically is used as credit enhancement when the mortgage loans are expected to generate more interest than is needed to pay interest on the related classes of
                                               certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted
                                               average pass-through rate on the related classes of
                                               certificates plus the weighted average expense fee rate. In the event that the level of overcollateralization is reduced, the resulting "excess interest" will be used to make additional principal distributions on the related classes of certificates to the extent described in the applicable prospectus
                                               supplement. Overcollateralization is intended to provide
                                               limited protection to the holders of the applicable series of certificates by absorbing losses from liquidated mortgage
                                               loans. However, we cannot assure you that enough excess
                                               interest will be generated on the mortgage loans to maintain any required levels of overcollateralization.

                                               The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that
                                               distribution date. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from
                                               prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on the mortgage loans.
                                               If the pass-through rate on one or more classes is limited by the applicable net rate cap, there may be little or no excess interest available to provide credit enhancement.

                                               If the protection afforded by overcollateralization for any applicable series is insufficient, then the holders of the certificates of that series may experience a loss on their investment.

Certain Interest Shortfalls May Affect         When a borrower makes a full or partial prepayment on a
Distributions on the Related Certificates      mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest
                                               certificateholders would otherwise be entitled to receive
                                               with respect to the mortgage loan. The master servicer is
                                               required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date will limited to all or a portion of the master servicing fee for the related month.


                                               In a transaction that employs overcollateralization as a credit enhancement feature, if the aggregate amount of interest


                                                     S-12


                                               shortfalls on the related mortgage loans resulting from
                                               prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make
                                               distributions of interest to the related classes of
                                               certificates and to maintain or restore any related level of overcollateralization will be reduced.

                                               In a transaction that does not employ overcollateralization as a credit enhancement feature, if the aggregate amount of
                                               interest shortfalls on the related mortgage loans resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of interest to the related classes of
                                               certificates will be reduced and the interest entitlement for each class of certificates will be reduced proportionately.

                                               In addition, your certificates may be subject to certain
                                               shortfalls in interest collections (or reductions in excess interest, if the series employs overcollateralization as a credit enhancement feature) arising from the application of the
                                               Servicemembers Civil Relief Act and similar state and local laws (referred to in this free writing prospectus as the Relief
                                               Act).

A Withdrawal or Downgrade in the Ratings       If one or more classes of certificates of a series will benefit
Assigned to any Credit Enhancer May Affect     from a form of credit enhancement provided by a third party, such
the Value of the Related Classes of            as a limited financial guaranty policy or a derivative instrument,
Certificates                                   the ratings on those classes may depend primarily on an
                                               assessment by the rating agencies of the mortgage loans and on the financial strength of the credit enhancement provider. Any reduction in the ratings assigned to the financial strength of the credit enhancement provider will likely result in a
                                               reduction in the ratings of the classes of certificates that benefit from the credit enhancement. A reduction in the ratings assigned to those certificates would reduce the market value of the certificates and may affect your ability to sell them.

                                               The rating by each of the rating agencies of the certificates of any series is not a recommendation to purchase, hold or sell the certificates because that rating does not address the
                                               market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the
                                               certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The Right of a Class of Certificates to        A class of certificates of a series may bear interest at a
Receive Certain Interest Distributions May     pass-through rate that  is subject to a cap, but nevertheless
Depend on the Creditworthiness of a            that class may be entitled to receive interest
Third Party                                    distributions in excess of that cap from excess cashflow (if provided for in the related prospectus supplement and if
                                               available) or from certain sources other than the mortgage loans, such as a derivative instrument or a reserve fund
                                               established to cover those distributions. In the event that a series of certificates provides for excess cashflow to cover those interest distributions in excess of the cap, investors in that class of certificates should consider that excess cashflow may not be available to fund those distributions. In the event that a series of certificates does not provide for excess
                                               cashflow,



                                                     S-13

                                               investors in the applicable classes of certificates will have to look exclusively to the sources of payment other than the mortgage loans and will have to consider that those other
                                               sources may be limited, may be provided by and depend solely on third parties, and may therefore be subject to counterparty risk. In the event that those sources include third party
                                               providers, investors in the affected classes of certificates should consider that the ratings assigned to the applicable third party provider may be lower than the ratings of the
                                               affected classes of certificates. Unless otherwise specified in the related prospectus supplement, the ratings assigned to any class of certificates that may receive interest distributions in excess of the applicable cap will not address the likelihood of receipt of any such interest distributions.

Your Yield Will Be Affected By How             The timing of principal distributions on any class of
Distributions Are Allocated To The             certificates will be affected by a number of factors,
Certificates                                   including:

                                               o  the extent of prepayments on the related mortgage loans,

                                               o  how distributions of principal are allocated among the
                                                  classes of certificates in the applicable series,

                                               o  whether the master servicer, depositor or Third Party
                                                  Insurer, as applicable, exercises its right to terminate the trust fund,

                                               o  the rate and timing of payment defaults and losses on the related mortgage loans,

                                               o  repurchases of related mortgage loans as a result of
                                                  material breaches of representations and warranties, and

                                               o  with respect to the senior certificates, if there is
                                                  prefunding in the related series and if funds are required to be deposited in the pre-funding account on the closing
                                                  date, by the availability of subsequent mortgage loans.

                                               Because distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot
                                               guarantee the amount of any particular distribution or the amount of time that will elapse before a trust fund is
                                               terminated.

                                               See "Description of the Certificates -- Principal," and " --
                                               Optional Termination" in the prospectus supplement relating to the applicable series of certificates for a description of the manner in which principal will be paid to the certificates. See
                                               "The Mortgage Pool -- Assignment of the Mortgage Loans" in the
                                               prospectus supplement relating to the applicable series of certificates for more information regarding the repurchase or substitution of mortgage loans.

The Certificates May Not Be Appropriate for    The certificates may not be an appropriate investment for
Some Investors                                 investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of certificates. This may be the case because, among other things:



                                                     S-14

                                               o  the yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage
                                                  loans;

                                               o  the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the
                                                  related mortgage loans and the priority of principal
                                                  distributions among the classes of certificates in the
                                                  related series. Accordingly, the certificates may be an
                                                  inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an
                                                  otherwise predictable stream of distributions; and

                                               o  a secondary market for the certificates may not develop or provide certificateholders with liquidity of investment.

Balloon Mortgage Loans                         If so specified in the prospectus supplement relating to a series of certificates, the mortgage loans included in a trust fund in may include balloon loans, which are mortgage loans that do not provide for scheduled payments of principal that are sufficient to amortize the principal balance of the loan prior to maturity and which therefore will require the payment by the related borrower of a "balloon payment" of principal at maturity. Balloon loans involve a greater degree of risk
                                               because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the mortgage loan or timely to sell the
                                               related mortgaged property.



                                                     S-15

Seasoned Mortgage Loans                        If so specified in the prospectus supplement relating to the applicable series of certificates, the loan ages of some of the mortgage loans in a trust fund may be older than those of the other mortgage loans in that trust fund or these mortgage loans may have been previously included in securitizations of the depositor and acquired upon exercise of an optional termination right. Generally, seasoned mortgage loans are believed to be less likely to prepay due to refinancing and are more likely to default than newly originated mortgage loans. In any case, the prepayment and default experience on well seasoned mortgage loans will likely differ from that on other mortgage loans.

Geographic Concentration of Mortgaged          Trust funds established by the depositor have historically had
Properties Increases the Risk that             a significant portion of their mortgage loans secured by
Certificate Yields Could Be Impaired           mortgaged properties that are located in California, and unless otherwise specified in the prospectus supplement relating to the applicable series of certificates, a significant portion of the mortgage loans in the related trust fund will be secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other
                                               natural disasters. In addition,

                                               o  economic conditions in states with significant
                                                  concentrations (which may or may not affect real property
                                                  values) may affect the ability of borrowers to repay their loans on time;

                                               o  declines in the residential real estate markets in states with significant concentrations may reduce the values of
                                                  properties located in those states, which would result in an increase in the loan-to-value ratios and which may present a greater risk of default and, in the case of default, an
                                                  increase in the severity of loss on the related mortgage
                                                  loans; and

                                               o  any increase in the market value of properties located in states with significant concentrations would reduce the
                                                  loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower
                                                  interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Impact of World Events                         The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks domestically or abroad is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No
                                               assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans.
                                               Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations also increase the likelihood of shortfalls under the
                                               Relief Act. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve
                                               status who are called to active duty after the origination of their



                                                     S-16

                                               mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the master servicer. In addition, the Relief Act imposes
                                               limitations that would impair the ability of the master
                                               servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

Hurricane Damage Risk                          Several hurricanes that struck the southeastern United States in August, September and October of 2005 caused significant damage and may have damaged mortgaged properties located in that area. The trust fund will not include mortgage loans that are secured by properties in the states of Louisiana,
                                               Mississippi and Alabama that are located in a FEMA Individual
                                               Assistance-designated area (Level 1) as a result of Hurricane
                                               Katrina. However, we cannot assure you that there are no
                                               mortgage loans secured by properties that experienced material damage from Hurricane Katrina, Hurricane Rita or Hurricane
                                               Wilma in the trust fund.

                                               The seller will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, the seller will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal
                                               distributions on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund
                                               occurring after the closing date as a result of any other
                                               casualty event will not cause a breach of this representation and warranty.

                                               The full economic impact of Hurricane Katrina, Hurricane Rita and Hurricane Wilma is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects of Hurricane Katrina appear to include:

                                               o  localized areas of nearly complete destruction of the
                                                  economic infrastructure and cessation of economic activity
                                                  and

                                               o  regional interruptions in travel and transportation, tourism and economic activity generally.

                                               We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may
                                               increase the amount of losses borne by the holders of the
                                               certificates or impact the weighted average lives of the
                                               certificates.



                                                     S-17

You May Have Difficulty Reselling the          No market for any of the certificates will exist before they
Certificates                                   are issued. Any underwriters with respect to one or more
                                               classes of certificates may intend to make a secondary market in certain classes of the certificates, but if it does it will have no obligation to do so. We cannot assure you that a
                                               secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your
                                               certificates readily or at prices that will enable you to
                                               realize your desired yield. If only a portion of the offered certificates have been sold to the public, the market for the offered certificates could be illiquid because of the small amount of offered certificates held by the public. In addition, the market overhang created by the existence of offered
                                               certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your certificates. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                               The secondary markets for mortgage backed securities have
                                               experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited
                                               categories of investors.

Rights of Third Party Insurers                 If there is a Third Party Insurer with respect to a particular series of certificates, unless the Third Party Insurer fails to make a required payment under the related policy and the
                                               failure is continuing or the Third Party Insurer is the subject of a bankruptcy proceeding (each such event, a "Third Party
                                               Insurer Default"), the Third Party Insurer may be entitled to exercise, among others, the following rights without the
                                               consent of holders of the related certificates, and the holders of the related certificates may exercise those rights only with the prior written consent of the Third Party Insurer:

                                               o  the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and
                                                  servicing agreement upon a default by the master servicer,

                                               o  the right to remove the trustee or any custodian pursuant to the pooling and servicing agreement, and

                                               o  the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing
                                                  agreement.

                                               In addition, unless a Third Party Insurer Default exists, that
                                               Third Party Insurer's consent may be required before, among other things,

                                               o  any removal of the master servicer, any successor servicer or the trustee, any appointment of any co-trustee, or

                                               o  any amendment to the pooling and servicing agreement.

                                               Investors in the certificates other than those specified in the



                                                     S-18

                                               related prospectus supplement should note that:

                                               o  any insurance policy issued by the Third Party Insurer will not cover, and will not benefit in any manner whatsoever,
                                                  their certificates,

                                               o  the rights granted to the Third Party Insurer may be
                                                  extensive,

                                               o  the interests of the Third Party Insurer may be inconsistent with, and adverse to, the interests of the holders of the
                                                  certificates, and the Third Party Insurer has no obligation or duty to consider the interests of the holders of the
                                                  certificates in connection with the exercise or nonexercise of the Third Party Insurer's rights, and

                                               o  the Third Party Insurer's exercise of its rights and
                                                  consents may negatively affect the certificates other than those specified in the related prospectus supplement and the existence of the Third Party Insurer's rights, whether or
                                                  not exercised, may adversely affect the liquidity of the
                                                  certificates, relative to other asset-backed certificates
                                                  backed by comparable mortgage loans and with comparable
                                                  payment priorities and ratings.

                                               See "Rights of the Third Party Insurer under Pooling and
                                               Servicing Agreement" in this free writing prospectus.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                               The Mortgage Pool

General

      The depositor, IndyMac MBS, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus as the "Mortgage Loans") from IndyMac Bank, F.S.B. ("IndyMac Bank" and in such capacity, the "Seller"), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Seller, IndyMac Bank, F.S.B, as master servicer (in such capacity, the "Master Servicer"), the Depositor and Deutsche Bank National Trust Company, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

      Under the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," the Seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related mortgage loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The Seller will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by the Seller; Repurchases, etc." in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the Seller's repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

      Certain of the Mortgage Loans will provide that the related mortgagors pay only interest on the principal balances of their Mortgage Loans from origination for a certain number of months, but require the entire principal balances of those Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). The remaining Mortgage Loans will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The interest-only period for the Interest Only Loans can range from 36 to 120 months.

      The Mortgage Loans will provide a date on which payments are due for each month, which generally is the first day of each month (the "Due Date"). Scheduled monthly payments made by mortgagors on the Mortgage Loans either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Certain of the Mortgage Loans, as will be provided in the related prospectus supplement, will impose a prepayment charge if mortgagors prepay their Mortgage Loans.

      The mortgage rate ("Mortgage Rate") of each of the Mortgage Loans will be fixed for the life of the Mortgage Loan.

      At origination, all of the Mortgage Loans in a particular trust fund will have a Loan-to-Value Ratio of 100.00% or less. Unless otherwise stated in the related prospectus supplement for a particular series, all of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise prohibited by law. See "--Underwriting Standards" in this free writing prospectus.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will assign without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all interest in all other assets included in the applicable Residential Asset Securitization Trust, including all scheduled payments received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued an the date of origination for that Mortgage Loan (such date, the "Cut-off Date").

      In connection with the assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 30% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than five business days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the Master Servicer's request).

      The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the Seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the Seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the trust fund and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

     o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

     o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan, and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

  This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a Mortgage Loan document.

  Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

Underwriting Process

      The Seller originates the majority of its mortgage loans through brokers and through its own retail operations; in both cases the mortgage loans are originated in the Seller's name. The Seller also originates mortgage loans through correspondents (entities that originate mortgage loans to the Seller's requirements); the Seller's operations today are an extension of the conduit program established by IndyMac, Inc. (the entity whose assets were transferred to the Seller as described in this free writing prospectus under "The Master Servicer") in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one- to four-family residential properties. The Seller also acquires mortgage loans through bulk acquisitions in the secondary market. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. The Seller will originate and acquire mortgage loans secured by first or second liens on the related mortgaged properties, including home equity lines of credit.

      Non-conforming mortgage loans originated or purchased by the Seller pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      The Seller has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. Through the traditional underwriting method, customers submit mortgage loans that are underwritten in accordance with the Seller's guidelines prior to purchase. E-MITS is an automated, internet-based underwriting and risk-based pricing system. E-MITS generally enables the Seller to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting. Risk-based pricing is based on a number of borrower and loan characteristics, including, among other loan variables, credit score, occupancy, documentation type, purpose, loan-to-value ratio and prepayment assumptions based on an analysis of interest rates. The majority of the mortgage loans generated by the Seller are through the e-MITS underwriting process.

      The Seller's underwriting standards for conventionally underwritten mortgage loans are based on traditional underwriting factors, including the creditworthiness of the mortgagor, the capacity of the mortgagor to repay the mortgage loan according to its terms, and the value of the related mortgaged property. Among other factors, the Seller will consider such factors as loan-to-value ratios, debt-to-income ratio, FICO Credit Score, loan amount, and the extent to which the Seller can verify the mortgagor's application and supporting documentation. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases.

      The Seller currently operates two mortgage loan purchase programs as part of its correspondent operations:

  1. Prior Approval Program. Under this program, the Seller performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after the Seller issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

  2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for the Seller to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with the Seller's underwriting guidelines normally by use of e-MITS or, infrequently, by submission of the mortgage loan to the Seller for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Under both programs, the Seller permits the use of IndyMac Bank-approved contract underwriters.

      For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, the Seller will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

      All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, the Seller does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

      The Seller purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for the Seller's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing the Seller to obtain copies of their tax returns), and state their assets; the Seller does not require any verification of income or assets under this program.

      The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

      Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

      Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

  The Seller generally will not re-verify income, assets, and employment for mortgage loans it acquires from brokers or correspondents.

Representations by Seller; Repurchases, etc.

  In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in the accompanying prospectus.

                        Servicing of the Mortgage Loans

General

      IndyMac Bank, F.S.B. will act as master servicer and will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      IndyMac Bancorp, Inc. (originally known as Countrywide Mortgage Investments, Inc.) was founded as a passive mortgage real estate investment trust ("REIT") in 1985 and transitioned its business model to become an active, operating mortgage lender in 1993. Effective January 1, 2000, IndyMac Bancorp, Inc. terminated its status as a REIT and converted to a fully taxable entity, and, on July 1, 2000, IndyMac Bancorp, Inc. acquired SGV Bancorp, Inc. ("SGVB"), which then was the parent of First Federal Savings and Loan Association of San Gabriel Valley, a federal savings association, IndyMac Bancorp, Inc. contributed substantially all of its assets and operations to the subsidiary savings association, which it renamed IndyMac Bank, F.S.B. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (master servicing without the use of a subservicer) since 1998.

      The Master Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Master Servicer for itself or others. The Master Servicer may perform its servicing obligations under the Pooling and Servicing Agreement through one or more subservicers selected by the Master Servicer. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

      If the servicing of any Mortgage Loan were to be transferred from a subservicer to the Seller, or if any other servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates" in the accompanying prospectus.

Foreclosure, Delinquency and Loss Experience

      The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the Master Servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of the Seller's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

      The foreclosure, delinquency and loss experience set forth below may not be indicative of the Seller's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

      The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $33.36 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc.

                                                                As of December 31,                       As of
                                                ----------------------------------------------------    September
                                                                                                           30,
                                                   2001          2002         2003         2004           2005
                                                ------------ ------------- ------------ ------------ ---------------
Total Number of Conventional Mortgage Loans
   in Portfolio.........................          58,949        46,004       24,291       52,922        112,700
Delinquent Mortgage Loans and Pending
   Foreclosures at Period End(1):.......
     30-59 days.........................            3.46%        2.54%         1.99%        1.37%        2.16%
     60-89 days.........................            0.88%        0.72%         0.48%        0.24%        0.25%
     90 days or more (excluding pending
       foreclosures)....................            0.67%        0.52%         0.38%        0.19%        0.15%
                                                ------------ ------------- ------------ ------------ ---------------
Total Delinquencies.....................            5.01%        3.78%         2.85%        1.80%        2.57%
Foreclosures pending....................            1.84%        1.50%         1.21%        0.15%        0.10%
REOs....................................            0.56%        0.59%         0.41%        0.03%        0.02%
                                                ------------ ------------- ------------ ------------ ---------------
Total delinquencies, foreclosures pending and
   REOs.................................            7.41%        5.87%         4.47%        1.98%        2.68%

--------------------------
(1) As a percentage of the principal balance.

     The Seller does not write off mortgage loans of the type covered by the registration statement of which this free writing prospectus forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                                              Cumulative Stated
                                                                                  Amount of
                                                          Cumulative Net      Securities Issued
                                                        Losses (Millions)        (Millions)         Loss (Ratio)(1)
                                                       -------------------   --------------------  -----------------
As of December 31, 2001..........................              $77.01            $28,152.72              0.27%
As of December 31, 2002..........................             $100.03            $33,498.95              0.30%
As of December 31, 2003..........................             $119.69            $38,992.40              0.31%
As of December 31, 2004..........................             $128.92            $52,479.30              0.25%
As of September 30, 2005.........................             $131.73            $74,710.44              0.18%

--------------------------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

      Historically, a variety of factors, including the appreciation of real estate values, has limited the Master Servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

      The expense fees are payable out of the interest payments on each Mortgage Loan. The weighted average rate at which the Expense Fees accrue is referred to as the "Expense Fee Rate." The "Expense Fees" consist of (a) the servicing fee, (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement at a per annum rate specified in the prospectus supplement for a particular series and (c) any lender paid mortgage insurance. The Master Servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the Master Servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the Master Servicer out of its fee. The amount of the Master Servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this free writing prospectus under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Master Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Distribution Account.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Generally, the Mortgage Loans provide that payments are due on the first day of each month (the "Due Date"). Similarly, if the Master Servicer purchases a Mortgage Loan as described in this free writing prospectus under "--Certain Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Master Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (such amount, "Compensating Interest") equal to the product of

     o    0.125% multiplied by

     o    one-twelfth multiplied by

     o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to the holders of the certificates will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates--Interest" in this free writing prospectus.

Advances

      Except as described below, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for that Distribution Date, an amount (referred to as an "advance") equal to

     o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)
      minus

     o    the servicing fee for those Mortgage Loans for the period

      plus

     o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the related trust fund (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agrement, including any failure to make an advance, will constitute an event of default under the Pooling and Servicing Agrement if such failure remains unremedied for five days after written notice of such failure. If the Master Servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor Master Servicer will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agrement.

Certain Modifications and Refinancings

      The Master Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Master Servicer purchases the Mortgage Loan from the trust fund immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The Master Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the Master Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the Pooling and Servicing Agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Master Servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Default Management Services

  In connection with the servicing of defaulted Mortgage Loans, the Master Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Master Servicer will be entitled to reasonable compensation for providing those services.

                        Description of the Certificates

      The certificates will be issued pursuant to the Pooling and Servicing Agrement. The following sections of this free writing prospectus are summaries of certain of the material terms of the certificates. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The certificates of a series will consist of one or more classes of certificates (the "Class A Certificates") and the Class A-R Certificates (together with the Class A Certificates, the "senior certificates"), the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the "subordinated certificates") and the Class P Certificates. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in the manner set forth in the Pooling and Servicing Agrement. Such prepayment charges will not be available for distribution to the holders of the offered certificates and the other private certificates.

      The "Class Certificate Balance" of any class of certificates (other than any Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

o the amount of Realized Losses (including Excess Losses) allocated to that class; and

o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this prospectus supplement under "--Allocation of Losses,"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the accompanying prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period). The Notional Amount Certificates, if any, do not have a Class Certificate Balance and are not entitled to distributions of principal on the Mortgage Loans.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, Clearstream, Luxembourg or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts in the amount as described in the final prospectus supplement for a particular trust fund and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agrement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the accompanying prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I to this free writing prospectus supplement.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream,

Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the accompanying prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust fund provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agrement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agrement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the Pooling and Servicing Agrement), beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agrement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the Pooling and Servicing Agrement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The certificates for a particular series might include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates"). LIBOR applicable to an interest accrual period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the accompanying prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating
Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the accompanying prospectus, LIBOR for the next interest accrual period will be specified in the related prospectus supplement.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Master Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the Pooling and Servicing Agrement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the Master Servicer in permitted investments, as defined in the Pooling and Servicing Agrement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.

Distributions

      Distributions on the certificates for a series will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in the first month after the closing date for that series (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (b) any Definitive Certificates and the certificates (other than the LIBOR Certificates) is the last business day of the month immediately preceding the month of such Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the Pooling and Servicing Agrement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in the related prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates and payment in respect of Class PO Deferred Amounts, and will be made in the following order of priority:

      1. to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

      2. to principal on the classes of senior certificates then entitled to receive distributions of principal in the order and subject to the priorities set forth in the prospectus supplement for a particular series, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates on the Distribution Date;

      3. to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      4. to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designation, in each case subject to the limitations set forth in this free writing prospectus supplement under "Description of the Certificates."

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

        o all scheduled installments of interest (net of the related Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

        o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

       o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, including all interest paid in connection with the prepayments, other than certain excess amounts, and the Compensating Interest; and

       o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Master Servicer as of the Distribution Date;


      minus

       o amounts in reimbursement for advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling and Servicing Agrement.

Interest

      The pass-through rates for each class of certificates entitled to receive distributions of interest will be specified in the related prospectus supplement.

       The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Non-Discount Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date).

      On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date; and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed or deposited, as applicable (which are called "unpaid interest amounts"). The Class PO Certificates are principal only certificates and will not bear interest.

      The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     o any net prepayment interest shortfalls for that loan group and Distribution Date and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the Final Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state or local laws. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the accompanying prospectus.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      If on any Distribution Date, Available Funds for a loan group in the Certificate Account are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

      All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (a) the Class PO Certificates and (b) the senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The "Non-PO Percentage" with respect to any Mortgage Loan with an adjusted net mortgage rate less than the Required Coupon (as set forth in the final prospectus supplement for a particular series) (each, a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate divided by the Required Coupon and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than the Required Coupon (each a "Non-Discount Mortgage Loan") will be 100%.

      The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to (the Required Coupon minus the adjusted net mortgage rate) divided by the Required Coupon and, with respect to any Non-Discount Mortgage Loan, will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (i) the sum of the applicable Non-PO Percentage of:

          a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

          b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the Seller or another person pursuant to the Pooling and Servicing Agrement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

          c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

          d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

          f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

          (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

  Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the senior certificates (other than the Class PO Certificates) as specified in the related prospectus supplement.

      The "Aggregate Senior Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due
Date).

      "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

      (i) the applicable Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

      (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            (a) the related Senior Percentage of the Non-PO Percentage of the
                Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

            (b) either

                (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      (iii) the related Senior Prepayment Percentage of the applicable Non-PO Percentage amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group; and

      (iv) the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and the Distribution Date.

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the Final Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the trust fund, as opposed to only the Mortgage Loans in the related loan group.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of each class of senior certificates of such senior certificate group (other than the Class PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the Final Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date.

      For any Distribution Date on and prior to the Final Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the Final Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five year period beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage
Loans:

        o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the Final Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the Final Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%, and

        o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

        o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the Final Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the Final Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case the "original subordinate principal balance"),

        o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

        o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

        o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

        o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero. The "Final Senior Termination Date" is the date on which the aggregate Class Certificate Balance of the senior certificates in all of the senior certificate groups except for one senior certificate group is reduced to zero.

      If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

      Cross-Collateralization due to disproportionate principal payments. If a particular series contains three or more loan groups, on each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the Final Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

      Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the Class PO Certificates, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group, other than the Class PO Certificates equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the Class PO Certificates, of that related senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      The "Non-PO Pool Balance" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such class of subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

      The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

       o the Subordinated Percentage of the applicable Non-PO Percentage for that loan group of all amounts described in subclauses (a) through
           (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

       o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date,

       o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i)of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date, and

       o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the Distribution Date.


      On any Distribution Date after the Final Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates (the "Class PO Principal Distribution Amount" ) will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

       o Available Funds remaining after distribution of interest on the senior certificates, and

       o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      (i)   the sum of the applicable PO Percentage of:

            (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

            (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

            (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received for the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

            (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to modification of the Mortgage Rate, and

      (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Allocation of Losses

      On each Distribution Date, the PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a "Class PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the subordinated certificate then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Class PO Certificates. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each subordinated certificate has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances.

      On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among all classes of certificates (other than the Notional Amount Certificates and the Class PO and Class P Certificates), based upon their respective Class Certificate Balances immediately prior to such Distribution Date.

      The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of such class of subordinated certificates; provided, however, on any Distribution Date after the Final Senior Termination Date, such Excess Losses on all of the Mortgage Loans will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the Class P Certificates), including any Super Senior Classes of certificates, without any reallocation of such Excess Losses to any Support Classes of certificates.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the accompanying prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The Trustee

      Deutsche Bank National Trust Company will be the trustee under the Pooling and Servicing Agreement for each trust. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with Deutsche Bank National Trust Company. Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which is DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration [Series designation]. Certificateholders may access monthly statements from the trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

                       Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each interest-bearing class of certificates (other than the LIBOR Certificates) with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of the delay caused by difference between interest accrual and timing of monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

      Delinquencies on the Mortgage Loans in a particular trust fund that are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the related senior certificates pro rata. If, as a result of shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

      Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the interest-bearing classes of offered certificates related to that loan group. In addition, although all losses on the Mortgage Loans in a loan group initially will be borne by the subordinated certificates in the reverse order of their numerical class designations, Excess Losses on the Mortgage Loans in a loan group will be borne by all classes of certificates (other than the Class P Certificates and Notional Amount Certificates) related to that loan group on a pro rata basis. Moreover, because the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on the Distribution Date in respect of the Class PO Deferred Amounts on subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of Class PO Deferred Amounts. As a result, the yields on the offered certificates related to a loan group will depend on the rate and timing of Realized Losses, including Excess Losses on the Mortgage Loans in that loan group. Excess Losses could occur at a time when one or more classes of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

      The rate of principal distributions on any class of certificates, the aggregate amount of distributions on that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans in the related trust fund, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, many of the Mortgage Loans in a trust fund may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein. However, the Maser Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Master Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the Seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as will be described, if necessary, in the related prospectus supplement. Because the rate of payment of principal of the Mortgage Loans in any trust fund will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional Amount Certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal distributions on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans in any trust fund, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 30% of the Mortgage Loans in any trust fund, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should the Seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, the Seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the classes of senior certificates in the related senior certificate group then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage.

      The timing of changes in the rate of prepayments on the Mortgage Loans in any trust fund may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Subordinated Certificates

      The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described in this free writing prospectus under "The Mortgage Pool -- General" and "-- Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it, without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Certificate Balance of the certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the subordinated certificates to the extent of reimbursement for Class PO Deferred Amounts on the Class PO Certificates. See "Description of the Certificates -- Allocation of Losses" in the related prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the related Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

Additional Information

      The Depositor may file certain additional yield tables and other computational materials with respect to the certificates of any series with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials will generally be prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                              Credit Enhancement

Subordination

      The applicable Non-PO Percentage of any Realized Losses on the Mortgage Loans will be allocated among the related classes of senior certificates as specified in this free writing prospectus under "Description of the Certificates--Allocation of Losses."

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus or as described in the prospectus supplement for a particular series. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses, on the related Mortgage Loans. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, on the related Mortgage Loans as described in the prospectus supplement for a particular series. The Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                               Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the accompanying prospectus.

                            Index of Defined Terms


advance..........................................S-27
Aggregate Senior Percentage......................S-37
Aggregate Subordinated Percentage................S-39
Applicable Credit Support Percentage.............S-40
Assumed Balance..................................S-35
Available Funds..................................S-34
Bankruptcy Losses................................S-42
BBA..............................................S-33
Book-Entry Certificates..........................S-29
Calculation Agent................................S-33
Certificate Account..............................S-33
Certificate Owners...............................S-29
CI...............................................S-30
Class Certificate Balance........................S-28
Class Subordination Percentage...................S-41
Clearstream, Luxembourg..........................S-30
Compensating Interest............................S-27
Cooperative......................................S-31
Cut-off Date.....................................S-21
DBC..............................................S-31
Debt Service Reduction...........................S-46
Deficient Valuation..............................S-46
Definitive Certificate...........................S-29
deleted mortgage loan............................S-22
Depositor........................................S-20
Determination Date...............................S-27
Distribution Account.............................S-33
Distribution Date................................S-33
DTC..............................................S-29
DTC Rules........................................S-29
Due Date.........................................S-26
ERISA............................................S-46
Euroclear........................................S-29
Euroclear Operator...............................S-31
Euroclear Participants...........................S-31
European Depositaries............................S-29
excess interest..................................S-12
Excess Losses....................................S-42
Exemption........................................S-47
FICO Credit Scores...............................S-21
Financial Intermediary...........................S-29
Fraud Losses.....................................S-42
Indirect Participants............................S-29
Interest Distribution Amount.....................S-35
Interest Settlement Rate.........................S-33
LIBOR............................................S-33
LIBOR Determination Date.........................S-33
Liquidated Mortgage Loan.........................S-42
Loan-to-Value Ratio..............................S-21
London Business Day..............................S-33
Master Servicer..................................S-20
Moneyline Telerate Page 3750.....................S-33
Mortgage Loans...................................S-20
Mortgage Rate....................................S-20
Net Interest Shortfall...........................S-35
New CI...........................................S-31
Original Applicable Credit Support Percentage....S-41
original subordinate principal balance...........S-39
overcollateralization............................S-12
Participants.....................................S-29
Plan.............................................S-46
pool principal balance...........................S-37
Pooling and Servicing Agreement..................S-20
prepayment interest shortfall....................S-36
Prepayment Period................................S-37
Principal Amount.................................S-36
Realized Loss....................................S-42
Record Date......................................S-34
REIT.............................................S-25
Relevant Depositary..............................S-29
Relief Act.......................................S-16
Relief Act Reduction.............................S-35
replacement mortgage loan........................S-22
Restricted Classes...............................S-41
senior certificates..............................S-28
Senior Credit Support Depletion Date.............S-42
Senior Percentage................................S-37
Senior Prepayment Percentage.....................S-38
Senior Principal Distribution Amount.............S-37
Senior Termination Date..........................S-39
SGVB.............................................S-25
Special Hazard Losses............................S-42
Special Hazard Mortgage Loan.....................S-42
Stated Principal Balance.........................S-37
subordinated certificates........................S-28
Subordinated Percentage..........................S-38
Subordinated Prepayment Percentage...............S-38
Subordinated Principal Distribution Amount.......S-41
Subsequent Recoveries............................S-42
Substitution Adjustment Amount...................S-22
Terms and Conditions.............................S-32
Third Party Insurer Default......................S-18
Trustee..........................................S-20
Two Times Test...................................S-39
Undercollateralization Distribution..............S-40
Undercollateralized Group........................S-40
unpaid interest amounts..........................S-35
Weighted Average Adjusted Net Mortgage Rate......S-35